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As filed with the Securities and Exchange Commission on January 11, 2013

Registration No. 333-174803

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 11
to

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

USA COMPRESSION PARTNERS, LP
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	4922 (Primary Standard Industrial Classification Code Number)	75-2771546 (I.R.S. Employer Identification Number)

100 Congress Avenue, Suite 450
Austin, Texas 78701
(512) 473-2662
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

J. Gregory Holloway
Vice President, General Counsel and Secretary
100 Congress Avenue, Suite 450
Austin, Texas 78701
(512) 473-2662
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Sean T. Wheeler Keith Benson Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400	Mike Rosenwasser E. Ramey Layne Vinson & Elkins L.L.P. 666 Fifth Avenue New York, New York 10103 (212) 237-0000

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 Explanatory Note

        This Amendment No. 11 is being filed for the purpose of filing Exhibit 5.1 to the Registration Statement (Commission File No. 333-174803). No changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Items 13, 14, 15 or 17 of Part II of the Registration Statement.

 PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the FINRA filing fee and the New York Stock Exchange listing fee, the amounts set forth below are estimates.

SEC registration fee	$32,941
FINRA filing fee	20,500
New York Stock Exchange listing fee	150,000
Printing and engraving expenses	750,000
Accounting fees and expenses	850,000
Legal fees and expenses	2,000,000
Transfer agent and registrar fees	50,000
Miscellaneous	546,559

Total	$4,400,000

Item 14.    Indemnification of Directors and Officers.

        The section of the prospectus entitled "The Partnership Agreement—Indemnification" discloses that we will generally indemnify officers, directors and affiliates of our general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. Reference is also made to the underwriting agreement to be filed as an exhibit to this registration statement, which provides for the indemnification of USA Compression Partners, LP and our general partner, their officers and directors, and any person who controls USA Compression Partners, LP and our general partner, including indemnification for liabilities under the Securities Act. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. As of the consummation of this offering, the general partner of the registrant will maintain directors and officers liability insurance for the benefit of its directors and officers.

Item 15.    Recent Sales of Unregistered Securities.

        None.

Item 16.    Exhibits and Financial Statement Schedules.

        (a)   The following documents are filed as exhibits to this registration statement:

Exhibit Number	Description
1.1†	Form of Underwriting Agreement
3.1†	Certificate of Limited Partnership of USA Compression Partners, LP
3.2†	Form of First Amended and Restated Agreement of Limited Partnership of USA Compression Partners, LP
3.3†	Certificate of Formation of USA Compression GP, LLC
3.4†	Second Amended and Restated Limited Liability Company Agreement of USA Compression GP, LLC
5.1	Opinion of Latham & Watkins LLP as to the legality of the securities being registered
8.1†	Opinion of Latham & Watkins LLP relating to tax matters
10.1†#	Third Amended and Restated Credit Agreement
10.2†	First Amendment to Third Amended and Restated Credit Agreement
10.3†	Second Amendment to Third Amended and Restated Credit Agreement
10.4†	Form of Long Term Incentive Plan of USA Compression Partners, LP
10.5†	Employment Agreement, dated December 23, 2010, between USA Compression Partners, LLC and Eric D. Long
10.6†	Employment Agreement, dated December 23, 2010, between USA Compression Partners, LLC and Joseph C. Tusa, Jr.
10.7†	Employment Agreement, dated December 23, 2010, between USA Compression Partners, LLC and David A. Smith
10.8†	Third Amendment to Third Amended and Restated Credit Agreement
10.9†	Fourth Amended and Restated Credit Agreement
10.10†	First Amendment to Fourth Amended and Restated Credit Agreement
10.11†	Services Agreement, dated effective January 1, 2013, by and among USA Compression Partners, LP, USA Compression GP, LLC and USA Compression Management Services, LLC
21.1†	List of subsidiaries of USA Compression Partners, LP
23.1†	Consent of KPMG LLP
23.2	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)
23.3†	Consent of Latham & Watkins LLP (contained in Exhibit 8.1)
24.1†	Powers of Attorney (included on the signature page)
99.1†	Consent of Director Nominee, Robert F. End

†
Previously filed.
#
Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been separately filed with the Securities and Exchange Commission.

        (b)   Financial Statement Schedules.

        Financial statement schedules are omitted because they are not required or the required information is shown in our financial statements or notes thereto.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

  (1)
  For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (2)
  For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (3)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (4)
  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5)
  The registrant undertakes to send to each limited partner at least on an annual basis a detailed statement of any transactions with USA Compression GP or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to USA Compression GP or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

  (6)
  The registrant undertakes to provide to the limited partners the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on January 11, 2013.

USA COMPRESSION PARTNERS, LP
By:	USA Compression GP, LLC, its General Partner
	By:	/s/ J. GREGORY HOLLOWAY J. Gregory Holloway Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on January 11, 2013.

	Signature	Title

	* Eric D. Long	President and Chief Executive Officer (Principal Executive Officer) and Director
	* Joseph C. Tusa, Jr.	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
	* William H. Shea, Jr.	Director
	* Olivia C. Wassenaar	Director
	* Andrew W. Ward	Director
	* Robert F. End	Director
	* Jim H. Derryberry	Director
*By:	/s/ J. GREGORY HOLLOWAY J. Gregory Holloway Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description
1.1†	Form of Underwriting Agreement
3.1†	Certificate of Limited Partnership of USA Compression Partners, LP
3.2†	Form of First Amended and Restated Agreement of Limited Partnership of USA Compression Partners, LP
3.3†	Certificate of Formation of USA Compression GP, LLC
3.4†	Second Amended and Restated Limited Liability Company Agreement of USA Compression GP, LLC
5.1	Opinion of Latham & Watkins LLP as to the legality of the securities being registered
8.1†	Opinion of Latham & Watkins LLP relating to tax matters
10.1†#	Third Amended and Restated Credit Agreement
10.2†	First Amendment to Third Amended and Restated Credit Agreement
10.3†	Second Amendment to Third Amended and Restated Credit Agreement
10.4†	Form of Long Term Incentive Plan of USA Compression Partners, LP
10.5†	Employment Agreement, dated December 23, 2010, between USA Compression Partners, LLC and Eric D. Long
10.6†	Employment Agreement, dated December 23, 2010, between USA Compression Partners, LLC and Joseph C. Tusa, Jr.
10.7†	Employment Agreement, dated December 23, 2010, between USA Compression Partners, LLC and David A. Smith
10.8†	Third Amendment to Third Amended and Restated Credit Agreement
10.9†	Fourth Amended and Restated Credit Agreement
10.10†	First Amendment to Fourth Amended and Restated Credit Agreement
10.11†	Services Agreement, dated effective January 1, 2013, by and among USA Compression Partners, LP, USA Compression GP, LLC and USA Compression Management Services, LLC
21.1†	List of subsidiaries of USA Compression Partners, LP
23.1†	Consent of KPMG LLP
23.2	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)
23.3†	Consent of Latham & Watkins LLP (contained in Exhibit 8.1)
24.1†	Powers of Attorney (included on the signature page)
99.1†	Consent of Director Nominee, Robert F. End

†
Previously filed.
#
Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been separately filed with the Securities and Exchange Commission.

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Explanatory Note
PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits and Financial Statement Schedules.
  Item 17. Undertakings.
SIGNATURES